UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2016

CRESCENT CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 235-5050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2016 Crescent Capital BDC Funding, LLC (the “Subsidiary”), a Delaware limited liability company and wholly owned and consolidated subsidiary of Crescent Capital BDC, Inc. (the “Company”), entered into a loan and security agreement (the “Revolving Credit Agreement”) with the Company as the Collateral Manager, Seller and Equityholder, the Subsidiary as the Borrower, the banks and other financial institutions from time to time party thereto as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, and Lender (“Wells Fargo” and together with the banks and other financial institutions, the “Lenders”). The Revolving Credit Agreement is effective as of March 28, 2016.

The maximum commitment amount under the Revolving Credit Agreement is $75,000,000, and may be increased with the consent of Wells Fargo or reduced upon request of the Company. Proceeds of the Advances under the Revolving Credit Agreement may be used to acquire portfolio investments, to make distributions to the Company in accordance with the Revolving Credit Agreement, and to pay related expenses.

The maturity date is the earlier of: (a) the date the Borrower voluntarily reduces the commitments to zero, (b) the Facility Maturity Date (March 28, 2021) and (c) the date upon which Wells Fargo declares the obligations due and payable after the occurrence of an Event of Default.

The Revolving Credit Agreement includes customary covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature.

The description above is only a summary of the material provisions of the Revolving Credit Agreement and is qualified in its entirety by reference to a copy of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K..

Item 2.03. Creation of Direct Financial Obligation.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

10.1             Loan and Security Agreement, dated March 28, 2016, by and among Crescent Capital BDC, Inc. as the Collateral Manager, Seller and Equityholder, Crescent Capital BDC Funding, LLC as the Borrower, certain banks and other financial institutions from time to time party thereto as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent and Lender.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Crescent Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: March 31, 2016	By:	/s/ Mike L. Wilhelms
	Name:	Mike L. Wilhelms
	Title:	Chief Financial Officer

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